UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2015
MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of Principal Executive Offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement
The items referred to under Item 2.03 below are incorporated herein by reference.
Item 2.03.                          Creation of a Direct Financial Obligation
On June 23, 2015, Minerals Technologies Inc., a Delaware corporation (the "Company" or "MTI"), entered into a Refinancing Facility Agreement (the "Amendment") to amend the credit agreement dated as of May 9, 2014 (the "Credit Agreement"), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the "Administrative Agent"), and the other agents party thereto (the Credit Agreement, as amended by the Amendment, the "Amended Credit Agreement").  The Credit Agreement provided for, among other things, a $1,560,000,000 senior secured term loan facility (the "Term Facility") and a $200,000,000 senior secured revolving credit facility.
The Amendment provides for, among other things, (1) loans under a new floating rate term loan facility in an aggregate principal amount of $1,078,000,000 (the "Term B-1 Facility") and (2) loans under a new fixed rate term loan facility in an aggregate principal amount of $300,000,000 (the "Term B-2 Facility"; and together with the Term B-1 Facility, the "Refinancing Term Facilities"). The Refinancing Term Facilities replace the existing Term Facility.  The maturity date for loans under the Refinancing Term Facilities (May 9, 2021) is unchanged from the original maturity date for the Term Facility.
Loans under the Term B-1 Facility bear interest at a rate equal to, at the election of the Company, Adjusted LIBOR (subject to a floor of 0.75%) plus an applicable margin equal to 3.00% per annum or a base rate plus an applicable margin equal to 2.00% per annum, subject in each case to a decrease of 25 basis points after December 31, 2015 in the event that, and for so long as, the Company's ratio of total indebtedness (less unrestricted cash and cash equivalents) to consolidated EBITDA for the four preceding fiscal quarters (the "Net Leverage Ratio") is less than 2.25 to 1.00.  Loans under the Term B-2 Facility bear interest at a rate equal to 4.75% per annum.  The Company will pay certain fees under the Amended Credit Agreement, including customary annual administration fees.  The loans under the Term B-2 Facility are subject to prepayment premiums in the event of certain prepayments prior to the third anniversary of the effective date of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1
Refinancing Facility Agreement dated as of June 23, 2015, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.*

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

Date: June 23, 2015	By:	/s/ Thomas J. Meek
Name: Thomas J. Meek
Title: Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX
Exhibit No.	Description
10.1
Refinancing Facility Agreement dated as of June 23, 2015, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.*